SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by Registrant:                        |X|

Filed by a Party other than the Registrant: |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive  Additional Materials

|_|  Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        Capital Senior Living Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction comput-ed pursuant to Exchange Act Rule 0-11:

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                        CAPITAL SENIOR LIVING CORPORATION
                         14160 Dallas Parkway, Suite 300
                               Dallas, Texas 75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2000

To the Stockholders of Capital Senior Living Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Capital Senior Living Corporation, a Delaware corporation (the "Company"), will be held at the Holiday Inn Select, 2645 LBJ Freeway, Dallas, Texas at 10:00 a.m. (local time), on the 19th day of May, 2000, for the following purposes:

          1. To elect three (3) directors of the Company to hold office until the Annual Meeting to be held in 2003 or until their respective successors are duly elected and qualified;

          2. To ratify the Board of Directors' appointment of Ernst & Young LLP, independent accountants, as the Company's independent auditors for the year ending December 31, 2000; and

          3. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 24, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

         You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the meeting in person, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/ James A. Stroud
                                             -----------------------------------
                                             James A. Stroud
                                             Chairman of the Board and Secretary

April 17, 2000
Dallas, Texas

                        CAPITAL SENIOR LIVING CORPORATION
                         14160 Dallas Parkway, Suite 300
                               Dallas, Texas 75240

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 2000

                           ---------------------------

                          SOLICITATION AND REVOCABILITY
                                   OF PROXIES

         The accompanying proxy is solicited by the Board of Directors on behalf of Capital Senior Living Corporation, a Delaware corporation (the "Company"), to be voted at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 19, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors as set forth on the accompanying Notice.

         The executive offices of the Company are located at, and the mailing address of the Company is, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240.

         Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

         This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 17, 2000. The Company's Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1999, mailed to the Company's stockholders on or about April 17, 2000, does not form any part of the materials for solicitation of proxies.

         Any stockholder of the Company giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to David R. Brickman, General Counsel, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

         In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

         The cost of  preparing,  printing,  assembling,  and mailing the Annual
Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company's Common Stock, and other costs of solicitation, are to be borne by the Company.

                                QUORUM AND VOTING

         The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 24, 2000 (the "Record Date"). On the Record Date, there were 19,717,347 shares of Common Stock issued and outstanding.

         Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither the Company's Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time-to-time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the independent auditors.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

         The Company believes that, under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in "street name" on behalf of their customers will have discretion, in the absence of voting instructions from the customer, to vote such shares concerning all proposals.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 28, 2000, by: (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) each director of the Company; (iii) each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"); and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the address of each person listed below is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240.



                                                                                            Shares Beneficially
                                                                                               Owned (1) (2)
                                                                          --------------------------------------------------
Name of Beneficial Owner                                                             Number                    Percent
------------------------                                                  ----------------------        --------------------
Jeffrey L. Beck.....................................................              4,538,673  (3)                  22.9%
James A. Stroud.....................................................              4,491,295  (4)                  22.7%
J.&W. Seligman & Co. Incorporated...................................              1,301,723  (5)                   6.6%
William C. Morris...................................................              1,301,723  (5)                   6.6%
Dimensional Fund Advisors Inc. .....................................              1,290,100  (6)                   6.5%
Capital Group International, Inc. .................................               1,182,600  (7)                   6.0%
Capital Guardian Trust Company ....................................               1,182,600  (7)                   6.0%
CRA Real Estate Securities, L.P.....................................              1,114,400  (8)                   5.7%
Lawrence A. Cohen...................................................                510,055  (9)                   2.6%
Keith N. Johannessen................................................                 50,156 (10)                      *
Ralph A. Beattie ...................................................                 39,193 (11)                      *
Rob L. Goodpaster...................................................                 36,727 (12)                      *
Dr. Gordon I. Goldstein.............................................                 12,217 (13)                      *
James A. Moore......................................................                 12,017 (14)                      *
Dr. Victor W. Nee...................................................                  9,217 (15)                      *
All directors and executive officers as a group (14 persons)........              5,258,751 (16)                  26.5%

-----------------------

* Less than one percent.

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2) Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 19,717,347 shares of Common Stock issued and outstanding on March 28, 2000. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.


                                       -3-





(3) Consists of 4,458,673 shares held by Mr. Beck directly and 80,000 shares which Mr. Beck may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(4) Consists of 55,000 shares held by Mr. Stroud directly, 4,358,340 shares held indirectly over which Mr. Stroud has voting and dispositive power and 77,955 shares that Mr. Stroud may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(5) According to Schedule 13G/A, filed February 10, 2000. The address of J.&W. Seligman & Co. Incorporated ("Seligman") and William C. Morris is 100 Park Avenue, New York, New York 10017. Seligman is an investment advisor in which Mr. Morris owns the majority of the outstanding voting securities. Accordingly, the shares reported herein by Mr. Morris include those shares separately reported by Seligman.

(6) According to Schedule 13G, filed February 3, 2000. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7) According to Schedule 13G, filed February 11, 2000. The address of Capital Group International, Inc. ("Capital Group") and Capital Guardian Trust Company ("Capital Guardian") is 1100 Santa Monica Blvd., Los Angeles, CA 90025. Capital Group is the parent holding company of Capital Guardian, a bank as defined in Section 3(a)(6) of the Exchange Act.

(8) According to Schedule 13G, filed March 6, 1998. The address of CRA Real Estate Securities, L.P. is 259 Radnor-Chester Road, Suite 205, Radnor, Pennsylvania 19087.

(9) Consists of 450,000 shares held by Mr. Cohen directly, 300 shares held by family members of Mr. Cohen, and 59,755 shares that Mr. Cohen may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(10) Consists of 50,156 shares that Mr. Johannessen may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(11) Consists of 39,193 shares that Mr. Beattie may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(12) Consists of 250 shares held by Mr. Goodpaster directly and 36,477 shares that Mr. Goodpaster may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(13) Consists of 5,000 shares held directly by Roslyn S. Goldstein, the spouse of Dr. Goldstein, and 7,217 shares that Dr. Goldstein may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(14) Consists of 4,800 shares held by Mr. Moore directly and 7,217 shares that Mr. Moore may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(15) Consists of 1,000 shares held by Dr. Nee directly, 1,000 shares held by Mimi Nee, the spouse of Dr. Nee, and 7,217 shares that Dr. Nee may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.

(16) Includes 97,874 shares that such officers, collectively, may acquire upon the exercise of options immediately or within 60 days after March 28, 2000.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

Nominees and Continuing Directors

         Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the Annual Meeting to be held in 2003 and until his successor is duly elected and qualified or until his earlier resignation or removal. Each of the nominees is presently a director of the Company.

                                                                                                       Director's
                   Name                       Age             Position(s) With the Company            Term Expires
                   ----                       ---             ----------------------------            ------------

Nominees:
   James A. Stroud.........................    49     Chairman of the Board and Chairman                  2000
                                                      and Secretary of the Company

   Keith N. Johannessen....................    43     President and Chief Operating Officer               2000
                                                      of the Company and Director

   Dr. Gordon I. Goldstein.................    63     Director                                            2000

Continuing Directors:

   James A. Moore..........................    65     Director                                            2001

   Dr. Victor W. Nee.......................    64     Director                                            2001

   Lawrence A. Cohen.......................    46     Vice Chairman of the Board and Chief                2002
                                                      Executive Officer of the Company



         James A. Stroud has served as a director and Chief Operating Officer of the Company and its predecessors since January 1986. He currently serves as Chairman of the Board and Chairman and Secretary of the Company. Mr. Stroud also serves on the boards of various educational and charitable organizations, and in varying capacities with several trade organizations, including as a member of the Founder's Council and board of directors of the Assisted Living Federation of America. Mr. Stroud also serves as an Advisory Group member to the National Investment Conference. Mr. Stroud was the past President and Member of the board of directors of the National Association for Senior Living Industry Executives. He was also a Founder of the Texas Assisted Living Association and serves as a member of its board of directors. Mr. Stroud has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Stroud has had positions with businesses involved in senior living for 15 years.

         Lawrence A. Cohen has served as a director and Vice Chairman since November 1996. He was Chief Financial Officer from November 1996 to May 1999 and has served as Chief Executive Officer since May 1999. From 1991 to 1996, Mr. Cohen served as President and Chief Executive Officer of Paine Webber Properties Incorporated, which controlled a real estate portfolio having a cost basis of approximately $3.0 billion, including senior living facilities of approximately $110.0 million. Mr. Cohen serves as a member of the Corporate Finance Committee of the NASD Regulation, Inc., and was a founding member of the executive committee of the Board of the American Seniors Housing Association. Mr. Cohen has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Cohen has had positions with businesses involved in senior living for 15 years.

         Keith N. Johannessen has served as President of the Company and its predecessors since March 1994, and previously served as Executive Vice President from May 1993 to February 1994. Mr. Johannessen has served as a director and Chief Operating Officer since May 1999. From 1992 to 1993, Mr. Johannessen served as Senior Manager in the health care practice of Ernst & Young. From 1987 to 1992, Mr. Johannessen was Executive Vice President of Oxford Retirement Services, Inc. Mr. Johannessen has served on the State of the Industry and Model Assisted Living Regulations Committees of the American Seniors Housing Association. Mr. Johannessen has been active in operational aspects of senior housing for 21 years.

         Dr. Gordon I. Goldstein was an attending anesthesiologist at Presbyterian Hospital in Dallas, Texas from 1967 through 1998 and at the Surgery Center Southwest since 1990. He is currently emeritus staff at Presbyterian Hospital of Dallas. He is board certified by the American Board of Anesthesiology and has been a Fellow of the American College of Anesthesiology since 1966. Dr. Goldstein has published Diagnosis and Treatment of Reactions of Chymopapain and Successful Treatment of Cafe Coronary. Dr. Goldstein received his undergraduate degree in biology and chemistry from East Tennessee State University, his M.D. from the University of Tennessee Medical School and has served in the medical profession in the northeast and the southwest. Dr. Goldstein served as the Chairman of the Department of Anesthesiology at Presbyterian Hospital in Dallas, Texas, from 1994 to 1997. He is currently managing director of GF Holdings and a director of Sage Medical Experts.

         James A. Moore is currently President of Moore Diversified Services, Inc., a senior living consulting firm engaged in market feasibility studies, investment advisory services, and marketing and strategic consulting in the senior living industry. Mr. Moore has over 35 years of industry experience and has conducted over 1,600 senior living consulting engagements in approximately 475 markets, in 46 states and six countries. Mr. Moore has authored numerous senior living and health care industry technical papers and trade journal articles, as well as the books Assisting Living--Pure & Simple Development and Operating Strategies and Assisted Living 2000, which are required assisted living certification course materials for the American College of Health Care Administrators. Mr. Moore holds a Bachelor of Science degree in Industrial Technology from Northeastern University in Boston and an MBA in Marketing and Finance from Texas Christian University in Fort Worth, Texas.

         Dr. Victor W. Nee, has been a Professor in the Department of Aerospace and Mechanical Engineering at the University of Notre Dame since 1965. In addition to his professorial duties, Dr. Nee served as Director of the Advanced Technology Center at the University of Massachusetts, Dartmouth from 1993 to 1995, and as Director of the Advanced Engineering Research Laboratory at the University of Notre Dame from 1991 to 1993. Dr. Nee received a Bachelors of Science from the National Taiwan University in Civil Engineering and a Ph.D. in Fluid Mechanics from The Johns Hopkins University. Dr. Nee holds international positions as an advisor to governmental, educational and industrial organizations in China.

         The Board of Directors does not anticipate that any of the aforementioned nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

         There are no family relationships among any of the directors, director nominees or executive officers of the Company.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
              A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS
                      NOMINATED FOR ELECTION AS A DIRECTOR.

Committees of the Board of Directors

         The Board of Directors currently has three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. The
Executive Committee is comprised of Messrs. Moore, Stroud and Cohen. The Compensation Committee is comprised of Messrs. Goldstein, Moore and Nee. The Audit Committee is comprised of Messrs. Goldstein and Moore. The Executive Committee has been delegated all of the powers of the Board of Directors to the extent permitted under the Delaware General Corporation Law, other than those powers delegated to other committees of the Board of Directors. The Executive Committee held no meetings during 1999. The Compensation Committee is responsible for recommending to the Board of Directors the Company's executive compensation policies for senior officers and administering the Capital Senior Living Corporation 1997 Omnibus Incentive Plan (the "1997 Stock Incentive Plan"). The Compensation Committee held six (6) meetings during 1999. The Audit Committee is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and management letter, and performing such other duties as the Board of Directors may from time-to- time prescribe. The Audit Committee held two (2) meetings during 1999. The Board of Directors does not have a standing Nominating Committee.

         The Board of Directors held eleven (11) meetings during 1999. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Director Compensation

         Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors are entitled to an annual retainer of $7,000 payable, in arrears, on the date of each Annual Meeting. Non-employee directors are also entitled to a fee of $500 for each Board meeting attended by such director, and $200 for each committee meeting attended by such director that is not on the same day as a meeting of the Board of Directors. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings. In addition, non-employee directors receive options to purchase shares of Common Stock in accordance with the provisions of the 1997 Stock Incentive Plan.

Executive Compensation

         The following table sets forth certain summary information concerning the compensation paid to any person who served as the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose salary exceeded $100,000 for services rendered in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997, respectively. All of the executive officers named below are referred to herein as the "named executive officers."



                                                              SUMMARY COMPENSATION TABLE

                                                                     Annual                                 Long-Term
                                                                Compensation (1)                          Compensation
                                                    --------------------------------------------  --------------------------
                                                                                  Other Annual     Options/       All Other
    Name and Principal Positions          Year         Salary         Bonus       Compensation       SARs       Compensation
------------------------------------     ------     ----------- ---------------- ---------------  ----------- --------------
James A. Stroud.....................       1999      $250,000(2)  $     27,800(2)      --             --             --
   Chairman, Chairman of the Company       1998       175,000(2)          --           --             --             --
   and Secretary                           1997       175,000(2)     1,356,450(2)      --             --             --

Lawrence A. Cohen...................       1999      $300,000(3)  $     69,800(3)      --             --             --
   Vice Chairman and Chief Executive       1998       250,000(3)        62,500(3)      --             --             --
   Officer                                 1997       250,000(3)        62,500(3)      --             --             --

Keith N. Johannessen................       1999      $180,000     $     20,000         --             --             --
   President and Chief Operating Officer   1998       151,000           25,000         --             --             --
                                           1997       141,667             --           --             --             --

Ralph A. Beattie....................       1999      $105,000(4)  $     20,000(4)      --             --             --
   Executive Vice President and Chief
   Financial Officer

Rob L. Goodpaster...................       1999      $108,160     $     12,000         --             --             --
   Vice President -- National Marketing    1998       100,667           10,000         --             --             --
                                           1997        95,833             --           --             --             --

Jeffrey L. Beck (5).................       1999      $ 74,417             --         $53,499          --             --
                                           1998       175,000             --           --             --             --
                                           1997       175,000     $  1,356,450         --             --             --

------------------

(1) Annual compensation does not include the cost to the Company of benefits certain executive officers receive in addition to salary and cash bonuses. The aggregate amounts of such personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of such executive officer.

(2) Pursuant to an amendment to Mr. Stroud's employment agreement dated as of May 31, 1999, the annual salary of Mr. Stroud has been set at $250,000, subject to annual adjustments, and annual bonuses of 33 1/3% of his base salary in the event certain performance standards are met. Bonus distributions in 1997 were paid based in part on federal income tax regulations relating to distributions of closely held corporations and S corporations that do not apply to the Company after the completion of its initial public offering. See "-- Employment Agreements."

(3) The Company has entered into an Employment Agreement with Mr. Cohen to be the Chief Executive Officer and Vice Chairman of the Company. Pursuant to the terms of such agreement, Mr. Cohen's annual salary will be $300,000 plus an annual bonus of 33 1/3% of his base salary in the event certain performance standards are met. See "--Employment Agreements."

(4) Represents amounts earned by Mr. Beattie for the seven months that he was employed by the Company in 1999.

(5) Effective May 20, 1999, Mr. Beck resigned his position as Chief Executive Officer. The amount shown in Other Annual Compensation represents amounts paid to Mr. Beck pursuant to a Consulting/Severance Agreement entered into between Mr. Beck and the Company. See "Certain Relationships and Related Transactions."


Grants of Options

         The following table sets forth details regarding stock options granted to the Named Executive Officers during 1999. In addition, there are shown the "option spreads" that would exist for the respective options granted based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.




                                            Option Grants in Last Fiscal Year
                                                   Individual Grants(1)
                         ------------------------------------------------------------------------
                                                                                                      Potential Realizable Value
                                                                                                        at Assumed Annual Rates
                           Number of           Percent of                                             of Stock Price Appreciation
                           Securities         Total Options                                               for Option Term (2)
                           Underlying          Granted to                                            ----------------------------
                             Options          Employees in          Exercise        Expiration
          Name               Granted           Fiscal Year        or Base Price        Date                5%             10%
------------------------ ---------------  ----------------       --------------  ----------------    ------------     -----------
James A. Stroud.........    100,000              11.4%             $ 7.0625          3/31/09             $444,000      $1,126,000
  Chairman, Chairman  of
  the Company
  and Secretary

Lawrence A. Cohen.......    100,000              11.4%             $ 7.0625          3/31/09             $444,000      $1,126,000
  Vice Chairman and
  Chief Executive Officer

Keith N. Johannessen....     55,000               6.3%             $ 7.0625          3/31/09             $244,200      $  619,300
  President

Ralph A. Beattie........    100,000              11.4%             $10.1875          5/25/09             $641,000      $1,624,000
  Executive Vice President
  and Chief Financial
  Officer

Rob L. Goodpaster.......     40,000               4.6%             $ 7.0625          3/31/09             $177,600      $  450,400
  Vice President--
  National Marketing

Jeffrey L. Beck (3).....       --                  --                  --               --                 --               --

-----------------

(1) Options were granted under the 1997 Stock Incentive Plan. The exercise price of each option is the fair market value of the Common Stock on the date of grant. Options vest in equal one-fourth increments over a four year term. The options have a term of 10 years, unless they are exercised or expire upon certain circumstances set forth in the 1997 Stock Incentive Plan, including retirement, termination in the event of a change in control, death or disability.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table may not be achieved.

(3) Effective May 20, 1999, Mr. Beck resigned his position as Chief Executive Officer of the Company.



Aggregated Stock Option/SAR Exercises During 1999 and Stock Option/SAR Values as of December 31, 1999.

      None of the Named Executive Officers exercised Stock Options/SARs during 1999. The following table describes for each of the Named Executive Officers the potential realizable values for their options at December 31, 1999:



                     OPTION/SAR VALUES AT DECEMBER 31, 1999

                               Number of Securities              Value of Unexercised
                              Underlying Unexercised                 In-the-Money
                                  Options/SARs at                  Options/SARs at
                                Fiscal Year End (#)              Fiscal Year End (1)
                              ----------------------             --------------------


       Name                  Exercisable/Unexercisable        Exercisable/Unexercisable
       ----                  -------------------------        -------------------------
James A. Stroud                   41,600/138,400                         0/0
Lawrence A. Cohen                 23,400/121,600                         0/0
Keith N. Johannessen               28,600/81,400                         0/0
Ralph A. Beattie                     0/100,000                           0/0
Rob L. Goodpaster                  20,800/59,200                         0/0
Jeffrey L. Beck(2)                   80,000/0                            0/0

---------

(1) All of the options reflected below were granted at an exercise price ranging from $7.0625 to $13.50. The closing price per share of the Company's Common Stock on December 31, 1999 was $5.0625.

(2) Effective May 20, 1999, Mr. Beck resigned his position as Chief Executive Officer of the Company.


Employment Agreements

      The Company has entered into employment agreements with each of its named executive officers. Mr. Stroud entered into an employment agreement with the Company in May 1997 which was subsequently amended in March and May 1999. Mr. Cohen entered into an employment agreement in November 1996 which was subsequently amended in May 1999. Mr. Johannessen entered into an employment agreement with the Company in November 1996 which was subsequently amended in May 1999. Mr. Beattie entered into an employment agreement with the Company in May 1999. Mr. Goodpaster entered into an employment agreement with the Company in December 1996.

      Mr. Stroud's employment agreement contains terms that renew annually for successive four-year periods, and the compensation thereunder consists of a minimum base salary of $250,000 and a bonus of 33 1/3% of his base salary in the event certain performance standards are met. Mr. Cohen's employment agreement is for a term of three years and automatically extends for a one-year term on a consecutive basis, and the compensation thereunder consists of a minimum annual base salary of $300,000 and a bonus of 33 1/3% of his base salary in the event certain performance standards are met. Mr. Johannessen's employment agreement is for a term of three years and automatically extends for a one-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary for 1999 of $180,000 and a bonus of 33 1/3% of his base salary in the event certain performance standards are met. Mr. Beattie's employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $180,000 per annum and a bonus of 33 1/3% of his base salary in the event certain performance standards are met. Mr. Goodpaster's employment agreement is for a term of two years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $108,160 for 1999.

      Annual bonus awards are determined by the Board of Directors or the Compensation Committee. Included in each employment agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of one year thereafter.

      Mr. Stroud's employment agreement provides that if he is terminated by the Company, other than for cause or for reasons of death or disability or if he voluntarily resigns for good reason, then the Company will pay his base salary plus his annual bonus paid during the term of the employment agreement in the past 12 months for the balance of the term of the agreement, but not less than two years (base salary plus minimum annual bonus for three years if the termination is due to a Fundamental Change, as defined therein). Mr. Cohen's employment agreement provides that if Mr. Cohen is terminated by the Company other than for cause or for reasons of death or disability or Mr. Cohen voluntarily resigns for good reason, then the Company will pay to Mr. Cohen his base salary plus his annual bonus paid during the term of the employment agreement in the past twelve months for the balance of the term of his employment agreement, but not less than two years (base salary plus annual bonus paid during the term of the employment agreement in the past twelve months for three years if the termination is due to a Fundamental Change, as defined therein). Messrs. Johannessen, Beattie and Goodpaster's employment agreements provide that if the employee is terminated by the Company, other than for cause or for reasons of death or disability or the employee voluntarily resigns for good reason, then the Company will pay the employee his base salary for the balance of the term of the employment agreement, but in any event not to exceed two years, and not less than one year from the date of notice of the termination.

      Mr. Stroud's employment agreement contains a provision that allows him, in the event of his termination without cause, to require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), and the right to include in a Company initiated registration statement the shares of Common Stock that are owned by him on the date of his termination plus all shares of Common Stock that they may acquire after their termination pursuant to the exercise of options. Mr. Cohen's employment agreement also contains a provision that allows him to include shares of Common Stock held by him in up to two Company initiated registration statements under the Securities Act.

Compensation Committee Report on Executive Compensation

      The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers, and to review any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of the cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is also considered by the Compensation Committee. In 1999, the Compensation Committee consisted of Drs. Goldstein and Nee and Mr. Moore.

      The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value and ensuring the competitiveness of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and industry market conditions. However, the Compensation Committee is also mindful of the fact that several of the Company's executive officers have entered into employment agreements in connection with their agreements to join the Company; accordingly, with respect to those executive officers, the Compensation Committee recognizes that, to a large degree, compensation for such persons is set by contract.

      In general, the Compensation Committee has determined that the available forms of executive compensation should include base salary, cash bonus awards and stock options. Performance of the Company will be a key consideration (to the extent that such performance can fairly be attributed or related to such executive's performance), as well as the nature of each executive's responsibilities and capabilities. The Company's compensation philosophy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation philosophy also will give consideration to the Company's achievement of specified business objectives when determining executive officer compensation. The Compensation Committee will endeavor to compensate the Company's executive officers based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.

      An additional objective of the Compensation Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers. In making its determinations, some consideration will be given by the Compensation Committee to the number of options already held by such persons and the existing amount of Common Stock already owed by such persons. The Compensation Committee believes that the award of options represents an effective incentive to create value for the stockholders. The options granted at the time of the Company's initial public offering in October 1997 were for services rendered in 1997 and for services to be rendered in 1998 and 1999. Additional grants have been authorized for key existing and new employees in 2000.

          Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will consider the net cost to the Company in making all compensation decisions.

                             COMPENSATION COMMITTEE

                             Dr. Gordon I. Goldstein
                                 James A. Moore
                                Dr. Victor W. Nee

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

                            COMPARATIVE TOTAL RETURNS

      The following Performance Graph shows the changes over the period from the date of the Company's initial public offering on October 31, 1997 to December 31, 1999 in the value of $100 invested in: (1) the Company's Common Stock; (2) the Standard & Poor's Broad Market Index (the "S&P 500"); (3) the common stock of the Old Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies; and (4) the common stock of the New Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The change in the Company's performance for the year ended December 31, 1999, results from the price of the Company's Common Stock decreasing from $13.94 per share at December 31, 1998 to $5.0625 per share at December 31, 1999.



                 Comparison of 26 Month Cumulative Total Return
                               [GRAPHIC OMITTED]

      The Old  Peer  Group  consisted  of  the  following  companies:   American
Retirement  Corp.;  Assisted  Living  Concepts,   Inc.;  CareMatrix  Corp.;  and
Brookdale Living Communities, Inc.

      In mid-1998, the principal executive officers of the Company, after re-viewing the publicly filed documents of the companies in the Old Peer Group, determined that the companies listed in the Old Peer Group did not match the Company in terms of market capitalization and market niche. The principal executive officers of the Company have determined that the following companies (the "New Peer Group") more closely resemble the Company: Alternative Living Services, Inc.; American Retirement Corp.; Brookdale Living Communities, Inc.; CareMatrix Corp.; and Sunrise Assisted Living, Inc.

      The preceding graph assumes $100 invested on October 31, 1997 in the Common Stock of the Company, the S&P 500, the Old Peer Group and the New Peer Group and was plotted using the following data:



                                            31 Oct 97           31 Dec 97    31 Dec 98         31 Dec 99
                                            ---------           ---------    ---------         ---------

Capital Senior Living Corporation              $ 100              $  62         $  83            $  30

S&P 500                                        $ 100              $ 106         $ 137            $ 166

Old Peer Group                                 $ 100              $ 109         $ 116            $  33

New Peer Group                                 $ 100              $ 112         $ 124            $  34



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Jeffrey L. Beck resigned his positions as Co-Chairman and Chief Executive Officer of the Company in May 1999 to attend to the needs of a seriously ill family member. In conjunction with Mr. Beck's separation from the Company, he entered into a Consulting/Severance Agreement with the Company under which he will provide strategic advice and make recommendations to the Board of Directors on matters affecting the general welfare and business of the Company. The Consulting/Severance Agreement is for a term of three years and the compensation thereunder consists of $100,000 per annum plus the provision of health benefits to Mr. Beck. The Consulting/Severance Agreement also contains a provision that allows Mr. Beck to include shares of Common Stock owned by him or acquired through the exercise of options in any Company initiated registration statements under the Securities Act.

Other Prior Transactions Involving Related Parties

      Background

      The Company closed its initial public offering (the "Offering") on November 5, 1997. Simultaneously with the consummation of the Offering, the Company, and its founders, Messrs. Beck and Stroud, Mr. Cohen, currently Vice Chairman and Chief Executive Officer of the Company, and affiliates of Messrs. Beck and Stroud, completed a series of transactions (collectively, the "Formation Transactions") that resulted in the reorganization of the Company (the "Formation").

      As part of the Formation Transactions, Messrs. Beck and Stroud contributed all of the capital stock of Capital Senior Living, Inc., Capital Senior Management 1, Inc., Capital Senior Management 2, Inc., Capital

Senior Development, Inc., and, with Mr. Cohen, of Quality Home Care, Inc. (the "Contributed Entities"), to the Company in exchange for the issuance of 7,687,347 shares of common stock and the issuance of separate notes to Messrs. Beck, Stroud (and an affiliate of Stroud) and Cohen in the aggregate principal amount of $18,076,380. These notes were repaid from net proceeds of the Offering.

      Also as part of the Formation Transactions, the Company purchased substantially all of the assets (the "Acquired Assets"), other than working capital items, of Capital Senior Living Communities, L.P., a Delaware limited partnership ("CSLC"), for the assumption of approximately of $70.8 million of debt plus cash equal to $5.8 million (the "Asset Acquisition"). The Acquired Assets of CSLC are: (i) four senior living communities; (ii) approximately 56% of the limited partner interests in HealthCare Properties, L.P., a Delaware limited partnership ("HCP"); and (iii) approximately 31% of the aggregate principal amount of certain notes (the "NHP Notes") issued by NHP and approximately 3% of the outstanding limited partnership interests of NHP. The primary assets of HCP consist of: (i) approximately $9.9 million in cash and cash equivalents as of the Offering; (ii) four physical rehabilitation facilities; and (iii) four skilled nursing communities. The outstanding principal amount of all of the NHP Notes as of the Offering was $42.7 million. The NHP Notes accrue interest at a rate of 13% per annum, currently pay cash interest at a rate of 7% per annum, are secured by substantially all of the assets of NHP, and mature on December 31, 2001. The primary assets of NHP consist of five senior living communities. Messrs. Beck and Stroud control approximately 66% of the limited partnership interests in CSLC. The purchase price paid for the Acquired Assets was determined as follows: (i) CSLC's communities, other than construction in process, were valued based on the appraised value of the communities; (ii) CSLC's investment in HCP was valued based on the appraised value of HCP's communities, adjusted for working capital items and other assets and liabilities that would be settled in cash, multiplied by the percentage of HCP owned by CSLC; (iii) CSLC's investment in the NHP Notes was valued based on discounting the amount of principal and interest payments to be made following the maturity date (December 31, 2001) of the NHP Notes (assuming a six-month lag between maturity and full repayment); and (iv) CSLC's investment in the NHP limited partnership interests was valued at its historical cost basis, which approximates fair value. The appraised values for the communities were determined by third-party appraisals.

      Project and Partnership Management

      Capital Senior Living, Inc. ("CSL") (one of the Contributed Entities) has provided community management services to CSLC, HCP and NHP pursuant to separate management agreements and was paid management fees pursuant to the terms of the management agreements. The management agreements provide for reimbursement of all expenses of managing the communities owned by these entities, including salaries of on-site managers and out-of-pocket expenses of CSL, and provide for payment of a property-management fee to CSL equal to 5% of the gross revenues of each project. For the periods ended December 31, 1999, 1998 and 1997, CSLC paid CSL $0 , $0 and $853,577, respectively, in property management fees for managing the projects, and CSL was paid $29,647 in 1999, $6,369 in 1998 and $327,802 in 1997 for the reimbursement of expenses under the management agreements.

      The general partner of CSLC is an affiliate of Messrs. Beck and Stroud. The general partner is not retaining a fee for serving as such. The general partners of HCP and NHP ceased to be affiliates of Messrs. Beck and Stroud on June 10, 1998, when they were sold to a third party. All property employees of each of CSLC, HCP and NHP (except with respect to the Amberleigh property in 1998 and 1999) are paid by CSL, which in turn is reimbursed by the applicable partnership. Reimbursed gross payroll and health insurance premiums paid by CSLC in 1999, 1998 and 1997 were $0, $43,120 and $5,350,000, respectively.

      Other

      Jeffrey L. Beck is the chairman of the board and principal stockholder of a bank where the majority of the Company's and CSLC, HCP and NHP's operating cash accounts are maintained.

Policy of the Board of Directors

      The Company has implemented a policy requiring any material transaction (or series of related transactions) between the Company and related parties to be approved by a majority of the directors who have no beneficial or economic interest in such related party, upon such directors' determination that the terms of the transaction are no less favorable to the Company than those that could have been obtained from third parties. There can be no assurance that these policies will always be successful in eliminating the influence of conflicts of interest.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and the NYSE. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met, with the exception that Mr. Brickman was late with respect to the filing of one Form 4 related to the sale of Common Stock of the Company. This omission has been corrected with a subsequent Form 5 filing.

                          -----------------------------


                        PROPOSAL TO RATIFY APPOINTMENT OF
                              INDEPENDENT AUDITORS
                                 (Proposal 2)

      The Board of Directors has appointed Ernst & Young LLP, independent auditors, to be the principal independent auditors of the Company and to audit its consolidated financial statements for the fiscal year ending December 31, 2000. Ernst & Young LLP served as the Company's independent auditors for the fiscal years ended December 31, 1999, 1998 and 1997, respectively, and has reported on the Company's consolidated financial statements. Representatives of the firm will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

      The Board of Directors has the responsibility for the selection of the Company's independent auditors. Although shareholder ratification is not required for the selection of Ernst & Young LLP, and although such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the stockholders' opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year and, in such case, stockholders' opinions would be taken into consideration.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        A VOTE "FOR" THE RATIFICATION OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                    OF THE COMPANY FOR THE 2000 FISCAL YEAR.

                          -----------------------------


                                 OTHER BUSINESS
                                  (Proposal 3)

      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the person named in the accompanying proxy will vote the proxy as in his discretion he may deem appropriate, unless directed by the proxy to do otherwise.

                                     GENERAL

      The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. The cost of such solicitation will be borne by the Company.

      The information contained in this Proxy Statement in the sections entitled "Election of Directors -- Compensation Committee Report on Executive Compensation" and "Comparison of 26 Month Cumulative Total Return" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before November 30, 2000 for inclusion in the Company's Proxy Statement relating to that meeting.

                            BY ORDER OF THE BOARD OF DIRECTORS





                            James A. Stroud
                            Chairman of the Board and Secretary

April 17, 2000
Dallas, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.






                                                                                            Please mark
                                                                                          your votes as
                                                                                           indicated in [X]
                                                                                           this example


1. Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders to be held in 2003 or until their successors have been duly elected and have qualified.

     FOR all nominees              WITHHOLD             Nominees:  Keith N. Johannessen, James A. Stroud and Dr. Gordon L. Goldstein
     listed to the right           AUTHORITY
     (except as marked      to vote for all nominees    (INSTRUCTION:  To withhold authority to vote for any individual nominee,
     to the contrary)         listed to the right       write that nominee's name in the space provided below.)

        [_]                          [_]
                                                        ----------------------------------------------------------------------------

2.   To ratify the Board of Director's appointment      3.    In their discretion, the proxies are authorized to vote upon such
     of Ernst & Young LLP, independent accountants,           other business as may properly come before the meeting.
     as the Company's independent auditors for the
     year ending December 31, 2000.

        FOR      AGAINST      ABSTAIN                            FOR       AGAINST      ABSTAIN

        [_]        [_]          [_]                              [_]         [_]          [_]

                                                           Dated:____________________________________________, 2000



                                                           ---------------------------------------------------
                                                           Signature


                                                           ---------------------------------------------------
                                                           Signature

                                                           Please execute this proxy as your name appears hereon.
                                                           When shares are held by joint tenants, both should sign.
                                                           When signing as attorney, executor, administrator,
                                                           trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY     president or other authorized officer.  If a partnership,
USING THE ENCLOSED ENVELOPE.                               please sign in partnership name by authorized person.
-------------------------------------------------------------------------------------------------------------------------------

                                              o  FOLD AND DETACH HERE o


                        CAPITAL SENIOR LIVING CORPORATION
                         14160 Dallas Parkway, Suite 300
                               Dallas, Texas 75240

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints James A. Stroud and Lawrence A. Cohen and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all of the shares of the common stock of Capital Senior Living Corporation (the "Company"), held of record by the undersigned on March 24, 2000, at the Annual Meeting of Stockholders of the Company to be held on May 19, 2000, and any adjournment(s) thereof.

                    (To Be Dated And Signed On Reverse Side)




 -------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o